EXHIBIT 99.1


         Contacts:




         For W. R. Grace & Co.:            For Sealed Air Corporation:
         Mary Lou Kromer                   Mary Coventry
         W. R. Grace & Co.                 Sealed Air Corporation
         561-362-2600                      201-791-7600

         Ruth Pachman                      Harry Savage
         Kekst and Company                 Robert Marston & Associates
         212-521-4800                      212-371-2200


                              For Immediate Release


         GRACE TO MERGE CRYOVAC (REGISTERED) BUSINESS WITH SEALED AIR IN
              TAX-FREE TRANSACTION CREATING TWO NEW PUBLIC COMPANIES

            NEW SEALED AIR, LED BY T.J. DERMOT DUNPHY, WILL BE WORLD'S
                LEADING PROTECTIVE AND SPECIALTY PACKAGING COMPANY

            GRACE SHAREHOLDERS TO OWN 63% OF NEW PACKAGING COMPANY AND RETAIN 100% OWNERSHIP OF NEW GRACE SPECIALTY CHEMICALS COMPANY

                TRANSACTION VALUE TO GRACE AND ITS SHAREHOLDERS IS
              APPROXIMATELY $5 BILLION, INCLUDING $1.2 BILLION CASH
                          CONTRIBUTION TO THE NEW GRACE


              BOCA RATON, FL AND SADDLE BROOK, NJ, August 14,1997 -- W.

         R. Grace & Co. (NYSE:  GRA) and Sealed Air Corporation (NYSE:

         SEE) today announced they have entered into a definitive

         agreement to combine Grace's packaging business with Sealed Air to create a new publicly owned company, to be called Sealed

         Air, that will be the world's leading protective and specialty packaging company, with annual sales in excess of $2.5 billion.

              The transaction, tax-free to both companies and their

         shareholders, is



         expected to be completed in early 1998.  Prior to the merger,

         Grace's specialty chemicals businesses will become a new

         publicly traded company that will be spun off to Grace

         shareholders.  The new company will consist of Grace Davison,

         Grace Construction Products and DAREX Container Products, have annual sales of approximately $1.5 billion and retain the Grace name.  The transaction will be preceded by a $1.2 billion

         capital contribution to the new Grace specialty chemicals

         company, which will use the cash to pay down substantially all of its debt.

              Grace shareholders will receive approximately 40.9 million common shares and 36 million new convertible preferred shares in the new Sealed Air.  The convertible preferred shares will have a stated value of $1.8 billion, be convertible into

         approximately 31.8 million common shares of the new Sealed Air at a per share conversion price of $56.525 and will pay

         dividends at a four percent annual rate.  On a fully diluted basis, Grace shareholders and current Sealed Air shareholders will own 63 percent and 37 percent, respectively, of the new

         Sealed Air.

              Based on Sealed Air's stock price at the close on August

         13, the merger has an estimated value to Grace and Grace

         shareholders of approximately $5 billion, including $1.9

         billion of Sealed Air common stock, $1.8 billion face amount of the convertible preferred shares and the $1.2 billion cash contribution to Grace at the time of the merger.

              Excluding the effect of transaction and integration costs,

         the transaction is expected to be accretive to Sealed Air's earnings per share going forward.




              Albert J. Costello, chairman, president and chief

         executive officer of Grace, will continue to be chairman,

         president and chief executive officer of the new Grace

         specialty chemicals company, and T.J. Dermot Dunphy, chairman and chief executive officer of Sealed Air, will be chairman and chief executive officer of the new Sealed Air.

              Mr. Costello said, "This transaction provides Grace

         shareholders with an immediate premium for Grace's packaging business, the opportunity to continue to participate in the future value of an even stronger packaging company with

         excellent growth prospects, and an ongoing stake in what will now be a highly focused and strong specialty chemicals company.

         It represents another significant achievement in our ongoing mission to deliver substantial value to Grace shareholders,

         both from operational improvements and creative transactions."

         THE NEW SEALED AIR

              Mr. Dunphy said, "The combination of Sealed Air and Grace

         Packaging will create an outstanding protective and specialty packaging company that will serve the needs of a broad range of customers throughout the world.  The rationale behind the

         merger of these two packaging businesses, both leaders in

         technological innovation and marketing effectiveness, is

         clearly evident."

              Mr. Dunphy continued, "The combined packaging company will have global reach and will be well positioned to grow at above-

         average rates in the rapidly changing global marketplace, to penetrate new geographic markets with its full range of

         products, and to seek out additional strategic alliances that will



         further strengthen its global position.  We expect that the combined company will benefit from a broad range of operating synergies."

              On a pro forma basis, the new Sealed Air would have sales

         in excess of $2.5 billion and, based on Sealed Air's current stock price, a total market capitalization, including debt and preferred stock, of approximately $7 billion.

              The new Sealed Air will be headquartered in Saddle Brook,

         New Jersey.  In addition to Mr. Dunphy, other key executives will include William V. Hickey, president and chief operating officer of Sealed Air, and J. Gary Kaenzig, Jr., president of

         Grace Packaging.  All current officers of Sealed Air as well as several executives of the current Grace packaging organization will be officers of the new Sealed Air.

              The board of the new Sealed Air will consist of the seven

         current Sealed Air directors as well as several non-management directors from the current board of Grace, who will resign from the Grace board upon transaction completion.

              Grace's packaging business, best known by the Cryovac

         (Registered) brand, is the world's leader in packaging

         materials and systems to preserve perishable foods.  Cryovac

         (Registered) provides value-added packaging systems, including packaging materials, equipment, technical support and graphical design, for a global customer base in the food, consumer goods and industrial products industries.  Other product lines

         include Omicron (Trademark) rigid plastic cups and tubs for dairy foods and Formpac (Trademark) foam trays for supermarkets and institutional food service.




              Sealed Air is a global leader in protective and specialty

         packaging materials and systems.  Sealed Air's wide range of protective and specialty packaging materials and systems

         include Instapak (Registered) polyurethane foam packaging

         systems, engineered polyethylene foams, Bubble Wrap

         (Registered) air cellular cushioning materials, Cell-Aire

         (Registered) polyethylene foam, a wide range of protective and durable mailers, including mailers sold under the widely

         recognized Jiffy (Trademark) trademark, and Dri-Loc (Registered)

         absorbent pads used for retail packaging of meat, fish and poultry.

              Certain Cryovac (Registered) products, such as vacuum-

         sealed food packaging, are used by customers in conjunction with Sealed Air products, such as Dri-Loc (Registered)

         absorbent pads.

         THE NEW GRACE SPECIALTY CHEMICALS COMPANY

              "I am enthusiastic about the future growth opportunities

         for the new Grace specialty chemicals company," said Mr.

         Costello.  "Our new Grace specialty chemicals company will be financially strong, and will continue to build upon its market leadership, technological strengths, and global presence.  At the same time, we will continue our aggressive cost reduction and capital management efforts which have proven so successful over the past few years, leading to consistent operating margin improvements.  Furthermore, our new financial position will allow added flexibility to invest in new product development,

         geographic expansion and strategic acquisitions."

              The new Grace specialty chemicals company will maintain

         its headquarters in Boca Raton, Florida.  Grace Davison is the world's leading


         supplier of fluid cracking catalysts, silica-based polyolefin catalysts and silica gels.  Grace Construction Products is a leading global supplier of specialty products to the

         construction industry, including concrete additives, structural waterproofing and fireproofing products.  DAREX Container

         Products is a leading supplier of container sealants and

         coatings.

         OTHER HIGHLIGHTS OF THE TRANSACTION

              The definitive agreement is subject to customary

         conditions, including approval of both companies' shareholders and certain regulatory approvals.

              The historic liabilities of Grace, including asbestos and

         environmental liabilities of the non-packaging business, will remain with the specialty chemicals company.

              The shares of both the new Sealed Air and the new Grace

         specialty chemicals company are expected to be listed on the

         New York Stock Exchange.

         COMPANY PROFILES

              Grace is a leading global supplier of flexible packaging

         and specialty chemicals with annual sales of approximately $3.5 billion.  The company operates in more than 100 countries.  To view more information about Grace online via the World Wide

         Web, visit Grace's page at http://www.prnewswire.com.

              Sealed Air is engaged primarily in the manufacture and

         sale of a complementary line of protective and specialty

         packaging materials and systems and selected food packaging products, and has operations in 27 countries.  Sealed Air's annual sales, which have grown over the last 20 years at an



         average annual rate of 19%, exceed $800 million.  To view

         Sealed Air's latest financial news online via the World Wide

         Web, visit http://www.cfonews.com/see.

              Safe Harbor Statement Under the Private Securities

         Litigation Reform Act of 1995:  The statements contained in this release which are not historical facts, such as those concerning future financial performance and growth, are forward looking statements that are subject to change based on various factors which may be beyond Sealed Air's and Grace's control.

         Accordingly, the future performance and financial results of

         Sealed Air and/or Grace and their respective businesses may differ materially from those expressed or implied in any such forward looking statements.  Such factors include, but are not limited to, those described in Grace's and Sealed Air's filings with the Securities and Exchange Commission, as well as various factors related to the transaction described in this release,

         including the costs of integrating the businesses of Sealed Air and Cryovac (Registered) and the realization of synergies

         anticipated with respect to the transaction.



              W.R. GRACE AND SEALED AIR CORPORATION CONFERENCE CALL
                              FRIDAY, AUGUST 15,1997
                               8:30 A.M. (EASTERN)

         You are cordially invited to participate in a conference call scheduled by W. R. Grace & Co. (NYSE: GRA) and Sealed Air Corporation (NYSE:SEE).

         The conference call will take place in three parts:

         8:30A.M.    PART ONE:   A DISCUSSION OF THE TRANSACTION

         9:00 A.M.   PART TWO:   A DISCUSSION OF THE NEW SEALED AIR - A
                                 HIGHLY DIVERSIFIED GLOBAL PACKAGING
                                 COMPANY

         10:00 A.M.  BREAK

         10:20 A.M.  PART THREE: A DISCUSSION OF THE NEW GRACE SPECIALTY
                                 CHEMICALS COMPANY

         During part one, the management of the two companies will first discuss the details of the transaction in which Grace's packaging business will be merged with Sealed Air.

         During part two, management will discuss the new packaging company, which will be the world's leading protective and specialty packaging enterprise. The management presentation will be followed by a question and answer session.

         During part three, which will begin at approximately 10:20 a.m., Grace's management will discuss the new Grace specialty chemicals businesses. The management presentation will be followed by a question and answer session.

         There will be a break between parts two and three from approximately 10:00 a.m. until 10:20 a.m., during which time you may either place the call on hold or hang up and call in again approximately 10 minutes prior to the start of the third part of the call.

                        THE CONFERENCE CALL WILL BEGIN AT
               8:30 A.M. (EASTERN TIME) ON FRIDAY, AUGUST 15,1997.

                    TO PARTICIPATE, PLEASE CALL (719) 448-2040
             APPROXIMATELY 10 MINUTES PRIOR TO THE START OF THE CALL.

         A replay of the call will be available from 3:00 p.m. (eastern) August 15, 1997 through 8:00 p.m. (eastern) August 19, 1997 by dialing (402) 222-9907.

         If you have any questions regarding the conference call, please contact Andrea Bergofin, Kekst and Company, (212) 521-4800.


         Editor's note: The following is supplemental information related to a news release issued earlier today about the Grace and Sealed Air transaction.

         TRANSACTION FACT SHEET

         THE TRANSACTION
         The Transaction has two components:

         1. Prior to the merger, Grace's specialty chemicals operations, comprised of Grace Davison, Grace Construction Products and DAREX Container Products will be spun off to Grace shareholders. The specialty chemicals operations will become a separate company, which will retain the Grace name and is expected to be listed on the New York Stock Exchange. In addition, the transaction will be preceded by a $1.2 billion capital contribution to the new Grace specialty chemicals company, which will use the cash to pay down substantially all of its debt.

         2. Grace's packaging business will be merged with Sealed Air to create the world's leading protective and specialty packaging company. This company will be named Sealed Air, and its shares are expected to be listed on the New York Stock Exchange.

         KEY TRANSACTION POINTS
              The transaction will be tax-free to both Grace and Sealed Air and their respective shareholders

              Grace shareholders will own 63% on a fully diluted basis of the new Sealed Air and will retain ownership of 100% of the new Grace specialty chemicals company

              Sealed Air shareholders will own 37% on a fully diluted basis of the new Sealed Air packaging company

              Transaction value to Grace shareholders of approximately
              $5 billion:

                   $1.9 billion in common stock of the new Sealed Air (40.9 million common shares of the new Sealed Air) $1.8 billion in new convertible preferred stock (36.0 million convertible preferred shares, convertible into approximately 31.8 million common shares)
                   $1.2 billion cash contribution to the new Grace, to be used to pay down substantially all of its debt

              Excluding the effect of transaction and integration costs, the transaction is expected to be accretive to Sealed Air's earnings per share going forward.

              The new Grace specialty chemicals company will be a substantially debt-free company.

         Editor's note: The following is supplemental information related to a news release issued earlier today about the Grace and Sealed Air transaction.

         THE NEW GRACE SPECIALTY CHEMICALS COMPANY

         Chairman, President and CEO:  Albert J. Costello
         Pro Forma Revenues:           Approximately $1.5 billion
         Employees:                    6,000 worldwide
         Headquarters:                 Boca Raton, Florida

         The new Grace specialty chemicals company will consist of Grace Davison, a leading global supplier of fluid cracking catalysts, silica-based polyolefin catalysts and silica gels; Grace Construction Products, a leading global supplier of specialty products to the construction industry; and DAREX Container Products, a leading supplier of container sealants and coatings.

         GRACE DAVISON CATALYSTS AND SILICA PRODUCTS - Annual sales of more than $730 million. Headquartered in Baltimore, Maryland, employs 2,700 people worldwide.

         Grace Davison is the world's leading supplier of petroleum fluid cracking catalysts used to refine crude oil into transportation fuels and other petroleum-based products. It also is expanding its market position in hydroprocessing catalysts used to remove impurities from crude oil prior to the use of petroleum cracking catalysts. Grace Davison's polyolefin catalysts are critical in the manufacture of polyethylene resins for plastic film, gas distribution pipe and household containers. More than one-third of the world's polyethylene production relies on Grace Davison polyolefin catalysts.

         Grace Davison also is a leading global supplier of silica products and zeolite adsorbents, which are used to improve the performance of plastic films, coatings, pharmaceuticals, cosmetics, multi-pane window systems, dentifrices, powdered foods, edible oils and high-quality papers.

         Grace Davison technology focuses on innovations in polymeric systems, catalysis, silica-based systems and environmentally compatible fluid cracking catalysts for cleaner-burning fuels.

         GRACE CONSTRUCTION PRODUCTS - Annual sales of more than $450 million. Headquartered in Cambridge, Massachusetts, employs 1,900 people worldwide.

         Grace Construction Products manufactures and sells construction products worldwide to meet critical performance requirements. Its concrete admixtures, cement additives, masonry products, fire protection products and waterproofing materials perform some of construction's most vital jobs - they strengthen concrete, fight corrosion, prevent water damage and protect structural steel against collapse in the event of fire. Research and development efforts focus on designing products that add measurable

         value by significantly enhancing performance, for example, enhancers that create higher strength concrete.


         DAREX CONTAINER PRODUCTS -- Annual revenues of approximately $320 million. Headquartered in Lexington, Massachusetts, employs approximately 1,400 employees worldwide.

         DAREX Container Products is the world leader in can sealing and bottle crown technology. DAREX container sealants are vital to the safety and sealing integrity of more that 450 billion cans and bottles each year. Grace's innovative oxygen-absorbing technology maintains food and beverage quality - without preservatives - and increases shelf life to help customers reduce product rotation and distribution costs.


         RECENT HIGHLIGHTS

         Grace has implemented numerous changes over the past two years that have enabled the Company to enhance performance while focusing on profitably growing its global businesses, including the packaging business being merged with Sealed Air.

         Prior to this transaction, Grace has emerged as an integrated, global operating company, dedicated to continuously improving its product portfolio and its financial performance.

              Achieved record sales and earnings in each of its core businesses in 1996.

              Divested noncore businesses, including National Medical Care, Dearborn, Grace Cocoa, Grace's TEC metal catalysts business, Grace Specialty Polymers, Amicon and Agracetus.

              Significantly improved the capital structure of Grace by using more than $3.5 billion in investment proceeds to significantly reduce debt and repurchase shares.

              Repurchased 28 million shares of Grace common stock in 1996 and 1997.

              Reduced annual costs by more than $100 million and instituted rigorous financial and working capital controls.


         GRACE DAVISON

              Announced plans to commercialize a new catalyst in 1997 to reduce nitrogen dioxide emissions from refineries.

              Increased hydroprocessing catalyst production capabilities by expanding Curtis Bay, Maryland facility in 1996; also began construction of new Lake Charles, Louisiana, scheduled to begin operation in 1998.

              Started up new Kuantan, Malaysia silicas plant to provide regional silica products manufacturing capability in the Asia Pacific region.


         GRACE CONSTRUCTION PRODUCTS

              Achieved record three-fold improvement in pretax operating income and 10% sales growth in 1996.

              Increased sales of new and enhanced products nearly 35% in 1996, representing over 25% of total construction products sales.

              Acquired the cement additives business of Imporextran Quimica S.A. of Barcelona, Spain, and the concrete admixtures manufacturing assets of CSR Limited in Australia.

              Introduced innovative Eclipse (Registered) shrinkage-reducing concrete admixture to minimize concrete cracking.

              Introduced Polarset (Registered) noncorrosive set accelerator to enable customers to pour and work concrete in cold temperatures without using corrosion-causing chemicals.

              Introduced Vycor Ultra (Trademark) self-adhered roofing underlayment for commericial use to protect against ice dams and wind-driven rain.

              Trained 100% of its workforce in quality management techniques.


         DAREX CONTAINER PRODUCTS

              Introduced patented oxygen-scavenging technology worldwide for beer bottle crowns.

              Acquired Bayem S.A. de C.V. in Mexico, providing greater access to the rapidly growing Latin American can closure and sealants market.

              Formed joint venture with Shalimar Paints Ltd. in India to produce and market container coatings, closures and can sealing compounds.